UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 17, 2008
(Date of earliest event reported)

VISTA INTERNATIONAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27783	84-1572525
(State or Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8001 S. Interport Blvd., Englewood, Colorado 80112
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 690-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

On March 17, 2008, Vista International Technologies, Inc. filed a press release announcing that Vista International Inc., the parent company of VVIT has been working to expand its reach into SE Europe over the past year and has chosen Bulgaria as the location for its first project in the region. Vista International and VVIT, working closely with ID Global Capital, a Vista partner in southern Europe, are pleased to announce that the municipal government of Kostinbrod, Bulgaria has initiated the process of establishing a waste to energy project in this city just outside the Bulgarian capital of Sofia. The project will be a public/private type joint venture between Vista International Inc., ID Global Capital, and the city of Kostinbrod, Bulgaria. The facility will use VVIT’s Thermal Gasifier technology which has met EPA and EU emission standards, to handle over 70,000 tons per year of municipal solid waste, with the capability to handle other waste streams as well.

Statements in this press release other than historical facts are "forward-looking" statements within the meaning of section 27A of the Securities Act of 1933, section 21E of the Securities Exchange Act of 1934. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results. Future operating results of the Company are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements. Readers are advised to review the “forward looking statements” included in our reports which are filed with the Securities and Exchange Commission.

"We are reducing the carbon footprint, one step at a time"

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release regarding above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VISTA INTERNATIONAL TECHNOLOGIES, INC.

Dated: March 17, 2008	By:	/s/ Barry J. Kemble
Barry J. Kemble, Chief Executive Officer